EXHIBIT 10.1

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

by and among

Linkwell Corporation
(Parent Company of Linkwell Tech Group, Inc.)

Linkwell Tech Group, Inc.
(Parent Company of Shanghai Likang Disinfectant Hi-Tech Co.,Ltd)

Shanghai Likang Disinfectant Hi-Tech Co.,Ltd
(Acquiror)

Shanghai Likang Biological High-Tech Company, Ltd.
(Acquiree)

and the sellers

Xuelian Bian

and

Shanghai LiKang Pharmaceutical Technology Co., Ltd.

(100% Shareholders of Shanghai Likang Biological High-Tech Company, Ltd.)

March 5, 2009

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 5th day of March, 2009, by and among Linkwell Corporation, a Florida corporation (“Linkwell”), Linkwell Tech Group, Inc., a Florida corporation and wholly-owned subsidiary of Linkwell (“Linkwell Tech”), Shanghai Likang Disinfectant Hi-Tech Co.,Ltd, a Chinese company and wholly owned subsidiary of Linkwell Tech (“Likang Disinfectant”), Shanghai Likang Biological High-Tech Company, Ltd., a Chinese company (“Likang Biological” or the “Company”), Xuelian Bian, an individual, and Shanghai Likang Pharmaceutical Technology Co., Ltd, a Chinese company (“Likang Pharmaceutical”), who together own 100% equity interest in Likang Biological (hereinafter Mr. Bian and Likang Pharmaceutical, together, shall be referred to as the “Shareholders”).

RECITALS:

A.	Xuelian Bian and Likang Pharmaceutical own 60% and 40% of the issued and outstanding shares of the capital stock of Likang Biological, respectively.

B.
Likang Disinfectant is willing to acquire 100% of the issued and outstanding capital stock of Likang Biological, making Likang Biological a wholly-owned subsidiary of Likang Disinfectant, and the Shareholders desire to exchange 100% of their shares of Likang Biological capital stock for ¥2,000,000 RMB and 500,000 restricted shares of Linkwell Corporation authorized but unissued shares of Common Stock as hereinafter provided.

C.	Likang Biological is doing business in China and related territories with an address of No. 1104 Jiatang Road, Jiading District, Shanghai, China 201807.

D.
It is the intention of the parties hereto that: (i) Likang Disinfectant shall acquire 100% of the issued and outstanding capital stock of Likang Biological in exchange for ¥2,000,000 RMB and 500,000 restricted shares of Linkwell Corporation authorized but unissued Common Stock as set forth below (the “Exchange”); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amende , (the “Act”) and under the applicable securities laws of the state or jurisdiction where the Shareholders reside.

E.
This Agreement amends and restates in its entirety the stock purchase agreement, dated April 6, 2007, by and among Linkwell, Linkwell Tech, Likang Biological, Xuelian Bian and Likang Pharmaceutical whereby Linkwell Tech agreed to acquire a 100% equity interest in Likang Biological, as amended on March 28, 2008.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

1.1 Exchange of Shares. Likang Biological and the Shareholders hereby agree that the Shareholders shall, on the Closing Date of March 5, 2009, exchange 100% of their issued and outstanding shares of the capital stock of Likang Biological (the “Biological Shares”) for ¥2,000,000 RMB and 500,000 newly issued shares of Linkwell Corp. Common Stock, $.001 par value (the “Linkwell Shares”).

1.2 Delivery of Shares. On the Closing Date, the Shareholders will deliver to Likang Disinfectant the certificates representing 100% of the Biological Shares, duly endorsed (or with executed stock powers) so as to make Likang Disinfectant the 100% owner of Likang Biological and Likang Disinfectant shall deliver to the Shareholders or its nominee the Linkwell Shares.

1.3 Investment Intent. The 500,000 newly issued shares of Linkwell common stock have not been registered under the Securities Act of 1933, as amended, and may not be resold unless the Linkwell Shares are registered under the Act or an exemption from such registration is available. The Shareholders represent and warrant that they are acquiring the Linkwell Shares for their own account, for investment, and not with a view to the sale or distribution of such Shares. Each certificate representing the Linkwell Shares will have a legend thereon incorporating language as follows:

“The shares represented by this certificate have not been
registered under the Securities Act of 1933, as amended (the
“Act”). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective
Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to Linkwell Corporation, registration is not required under the Act.”

1.4. Conditions Precedent. Completion of the Exchange shall be conditional upon (a) the Shareholders completing a review of the financial, trading and legal position of Likang Biological; (b) Likang Biological has obtained all the necessary consent, authorization and approval from the relevant regulatory authorities, its board of directors and/or its shareholders.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF LIKANG BIOLOGICAL AND THE SHAREHOLDERS

Likang Biological and the Shareholders hereby represent and warrant as follows:

2.1 Organization and Good Standing; Ownership of Shares. Likang Biological is a corporation duly organized, validly existing and in good standing under the laws of China, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Likang Biological is duly licensed or qualified and in good standing as a Chinese company where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either Likang Biological or the Shareholders to issue, sell or transfer any stock or other securities of Likang Biological. Likang Biological does not have any subsidiaries.

2.2 Ownership of Capital Stock. The Shareholders are the beneficial owners of record and beneficially of 100% of the shares of capital stock of Likang Biological, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.3 Financial Statements, Books and Records. There has been previously delivered to Linkwell the unaudited balance sheet of Likang Biological as of December 31, 2008 (the “Balance Sheet”). The Balance Sheet is true and accurate and fairly represents the financial position of Likang Biological as at such date, and has been prepared in accordance with generally accepted accounting principles consistently applied.

2.4 No Material Adverse Changes. Since the date of the Balance Sheet on December 31, 2008 there has not been:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Likang Biological;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Likang Biological, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Likang Biological capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Likang Biological of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.5 Taxes. Likang Biological has prepared and filed all appropriate tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

2.6 Compliance with Laws. Likang Biological has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Likang Biological.

2.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of Likang Biological;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Likang Biological is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Likang Biological, or upon the properties or business of Likang Biological; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of Likang Biological.

2.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Likang Biological.

2.9 Brokers or Finders. No broker’s or finder’s fee will be payable by Likang Biological in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Likang Biological or the Shareholders.

2.10 Real Estate. Likang Biological neither owns real property nor is a party to any leasehold agreement.

2.11 Tangible Assets. Likang Biological has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Likang Biological, any related capitalized items or other tangible property material to the business of Likang Biological (the “Tangible Assets”). Likang Biological holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of Likang Biological and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

2.12 Liabilities. Likang Biological does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as “Liabilities”), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Likang Biological will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

2.13 Operations of Likang Biological. From the date of the Balance Sheet on Dec 31, 2008 and through the Closing Date on March 5, 2009 hereof Likang Biological has not and will not have:

(i) incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v) disposed of any assets of Likang Biological except in the ordinary course of business;

(vi) materially increased the annual rate of compensation of any executive employee of Likang Biological;

(vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of Likang Biological;

(viii) issued any equity securities or rights to acquire such equity securities; or

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

2.14 Capitalization. Likang Biological has registered (Y)2 million in capital. Neither Likang Biological nor the Shareholder has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Likang Biological except the Exchange pursuant to this Agreement.

2.15 Full Disclosure. No representation or warranty by Likang Biological or the Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Likang Biological pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Likang Biological.

2.16 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 2 shall be true and complete on the Closing Date on March 5, 2009 with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF Likang Disinfectant

Likang Disinfectant hereby represents and warrants to Likang Biological and the Shareholders as follows:

3.1 Organization and Good Standing. Likang Disinfectant is a corporation, duly organized, validly existing and in good standing under the laws of China, and is the wholly owned subsidiary of Linkwell Tech Group, Inc. a Florida corporation. Linkwell Tech is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Linkwell Tech is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

3.2 The Linkwell Shares. The Linkwell Shares to be issued to the Shareholders have been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.3 Financial Statements; Books and Records. There has been previously delivered to Likang Biological, the audited balance sheet of Likang Disinfectant as of December 31, 2008 (the “Balance Sheets”) and the related statements of operations for the periods then ended (the “Financial Statements”). The Financial Statements are true and accurate and fairly represent the financial position of Likang Disinfectant as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

3.4 No Material Adverse Changes. Since the date of the Linkwell Balance Sheet on December 31, 2008, there has not been:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Likang Disinfectant;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Likang Disinfectant, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Likang Disinfectant ‘s capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Likang Disinfectant or Linkwell of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.5 Taxes. Likang Disinfectant and Linkwell have prepared and filed all appropriate tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and have paid all taxes shown to be due by said returns or on any assessments received by it or have made adequate provision for the payment thereof.

3.6 Compliance with Laws. Likang Disinfectant has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Likang Disinfectant.

3.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of Likang Disinfectant;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Likang Disinfectant is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Likang Disinfectant or upon the properties or business of Likang Disinfectant; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Likang Disinfectant.

3.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Likang Disinfectant.

3.9 Brokers or Finders. No broker’s or finder’s fee will be payable by Likang Disinfectant in connection with the transactions contemplated by this agreement, nor will any such fee be incurred as a result of any actions by Likang Disinfectant.

3.10 Assets Likang Disinfectant has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Likang Disinfectant, any related capitalized items or other tangible property material to the business of Likang Disinfectant (the “Tangible Assets”). Likang Disinfectant holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of Likang Disinfectant and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

3.11 Liabilities. Likang Disinfectant does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as “Liabilities”), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Likang Disinfectant will not have any Liabilities, other than Liabilities fully and adequately reflected on the Likang Disinfectant Balance Sheet or Linkwell balance sheet dated December 31, 2008, except for Liabilities incurred in the ordinary course of business.

3.12 Operations of Likang Disinfectant. Except as set forth on Schedule 3.12

(i) incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any liability (whether or not currently due and payable);

(v) disposed of any assets of Linkwell Tech except in the ordinary course of business;

(vi) materially increased the annual level of compensation of any executive employee of Likang Disinfectant;

(vii) increased, terminated amended or otherwise modified any plan for the benefit of employees of Likang Disinfectant;

(viii) issued any equity securities or rights to acquire such equity securities; or

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

3.13 Authority to Execute and Perform Agreements. Likang Disinfectant has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Likang Disinfectant, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Likang Disinfectant of this Agreement, in accordance with its respective terms and conditions will not:

(i) require the approval or consent of any governmental or regulatory body, the Stockholders of Likang Disinfectant, or the approval or consent of any other person;

(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to Likang Disinfectant, or any instrument, contract or other agreement to which Likang Disinfectant is a party or by or to which Likang Disinfectant is bound or subject; or

(iii) result in the creation of any lien or other encumbrance on the assets or properties of Likang Disinfectant.

3.14 Delivery of Periodic Reports; Likang Disinfectant has provided Likang Biological and the Shareholders with financial statements. All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to Linkwell are included in the Periodic Reports. All material contracts and commitments for the provision or receipt of services or involving any obligation on the part of Likang Disinfectant are included as exhibits to such periodic reports or are listed on Schedule 3.14 hereto.

3.16 Full Disclosure. No representation or warranty by Likang Disinfectant in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Likang Biological or the Shareholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Likang Disinfectant.

3.17 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on December 31, 2008 and as of the Closing Date on March 5, 2009.

SECTION 4. COVENANTS OF COMPANY AND SHAREHOLDERS

Likang Biological and the Shareholders covenant to Likang Disinfectant as follows:

4.1 Conduct of Business. From the date hereof through the Closing Date, the Shareholders and Likang Biological shall conduct its business in the ordinary course.

4.2 Preservation of Business. Through the Closing Date, the Shareholders and Likang Biological shall use its best efforts to preserve its business organization intact, keep available the services of its present employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

4.3 Litigation. Likang Biological shall promptly notify Likang Disinfectant of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Likang Biological or against any officer, director, employee, consultant, agent, shareholders or other representative with respect to the affairs of Likang Biological.

4.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, the Shareholders and Likang Biological shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

(i) promptly give notice to Likang Disinfectant of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

SECTION 5. COVENANTS OF Likang Disinfectant

Likang Disinfectant covenants to Likang Biological and the Shareholders as follows:

5.1 Conduct of Business. From the date hereof through the Closing Date, Likang Disinfectant shall conduct its business in the ordinary course and, without the prior written consent of Likang Disinfectant, shall ensure that Likang Disinfectant does not undertake any of the actions specified in Section 3.12 hereof.

5.2 Preservation of Business. From the date hereof through the Closing Date, Likang Disinfectant shall preserve its business organization intact and use its best efforts to preserve Likang Disinfectant goodwill.

5.3 Litigation. Likang Disinfectant shall promptly notify Likang Biological of any lawsuits, claims, proceedings or investigations that after the date hereof are threatened or commenced against Likang Disinfectant or against any officer, director, employee, consultant, agent, or stockholder with respect to the affairs of Likang Disinfectant.

5.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, Likang Disinfectant shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

(i) promptly give notice to Likang Disinfectant of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

(ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

5.5 No Other Negotiations. From the date hereof until the earlier of the termination of this Agreement or consummation of this agreement, Likang Disinfectant will not permit and will not authorize any officer or director of Likang Disinfectant or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of the capital stock by merger, sale or any other means or any other transaction that would involve a change in control of Likang Disinfectant, or any transaction in which Likang Disinfectant contemplates issuing equity or debt securities.

SECTION 6. COVENANTS

6.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

6.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

6.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing on March 5, 2009, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

6.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i) at the time of disclosure was public knowledge;

(ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iii) the receiving party had within its possession at the time of disclosure.

(iv) the disclosure of which is required by law, the SEC or other competent authority;

(v) which at the time of disclosure by one party written consents have been obtained from the other parties.

SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATION OF LIKANG BIOLOGICAL TO CLOSE

The obligation of Likang Biological to enter into and complete the Agreement is subject, at the option of Likang Biological, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Likang Biological in writing.

7.1 Representations and Covenants. The representations and warranties of Likang Biological and the Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Likang Biological and the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Likang Biological and the Shareholders on or prior to the Closing Date. Likang Biological and the Shareholders shall have delivered to Likang Disinfectant, if requested, a certificate, dated the Closing Date, to the foregoing effect.

7.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of Likang Biological shall have approved the transactions contemplated by this Agreement and Likang Biological shall have delivered to Likang Disinfectant, if requested by Likang Disinfectant, resolutions by its Board of Directors, certified by the Secretary of Likang Biological, authorizing the transactions contemplated by this Agreement.

7.3 Satisfactory Business Review. Likang Biological shall have satisfied itself, after Likang Disinfectant and its representatives have completed the review of the business of Likang Biological contemplated by this Agreement, that none of the information revealed thereby or in the Balance Sheet has resulted in, or in the reasonable opinion of Likang Disinfectant may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Likang Biological.

7.4 Certificate of Good Standing. Likang Biological shall receive a certificate of good standing dated 10 business days after the Closing Date to the effect that Likang Biological is in good standing under the laws of its jurisdictions of incorporation.

7.5 Stock Certificates: At the Closing, the Shareholders will deliver the certificates representing the Biological Shares, duly endorsed (or with executed stock powers) so as to make Likang Disinfectant the 100% owner thereof within 10 business days.

7.6 Other Documents. Likang Biological and the Shareholders shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATION OF LIKANG BIOLOCIGAL AND SHAREHOLDERS TO CLOSE

The obligation of Likang Biological and the Shareholders to enter into and complete the agreement is subject, at the option of Likang Biological and the Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Likang Disinfectant.

8.1 Representations and Covenants. The representations and warranties of Likang Disinfectant contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. Likang Disinfectant shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by Likang Disinfectant on or prior to the Closing Date. Likang Disinfectant will deliver to Likang Biological and the Shareholders, if requested, a certificate, dated the Closing Date and signed by an executive officer of Likang Disinfectant, to the foregoing effect within 10 business days after the closing.

8.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Agreement shall have been obtained. The Board of Directors of Likang Disinfectant shall have approved the transactions contemplated by this Agreement, and Likang Disinfectant will deliver to Shareholders, if requested, resolutions by their Board of Directors certified by the Secretary of Likang Disinfectant authorizing the transactions contemplated by this Agreement within 10 business days after the closing.

8.3 Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with Likang Disinfectant which may be required in connection with the performance by Likang Disinfectant of their obligations under such contracts or other agreements after the Closing shall have been obtained.

8.4 Satisfactory Business Review. Likang Biological and the Shareholders shall have satisfied themselves, after Likang Biological, the Shareholders and their representatives and advisers have completed the review of business of Likang Disinfectant and the information provided hereby or in connection herewith, or following any discussions with management or representatives of Likang Disinfectant that none of the information revealed thereby has resulted in or in the reasonable opinion of Likang Disinfectant may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Likang Disinfectant.

8.5 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of Likang Biological and the Shareholders, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Linkwell.

8.6 Certificate of Good Standing. Likang Biological and the Shareholders shall receive a certificate of good standing within 10 business days after the Closing Date to the effect that Likang Disinfectant is in good standing under the laws of its jurisdictions of incorporation.

8.7 Stock Certificates. At the Closing, the Shareholders shall receive certificates representing the Linkwell Shares to be received pursuant hereto and subject to the conditions previously described within 10 business days.

8.8 Other Documents. Likang Disinfectant shall have delivered such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 9. INDEMNIFICATION

9.1 Obligation of Linkwell to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, Likang Disinfectant hereby agrees to indemnify, defend and hold harmless Likang Biological and the Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Likang Biological contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

9.2 Obligation of Likang Biological and the Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 10, Likang Biological and the Shareholders agree to indemnify, defend and hold harmless Likang Disinfectant from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 10. THE CLOSING

The Closing shall take place not later than March 5, 2009. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 11. MISCELLANEOUS

11.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

11.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

11.3  Assignment. This Agreement is not assignable except by operation of law.

11.4  Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

The Likang Disinfectant

Shanghai Likang Disinfectant Hi-Tech Co.,Lte
476 Hutai Branch Road, Baoshan District, Shanghai (200436)

The Shareholders:

Xue Lian, Bian
476 Hutai Branch Road, Baoshan District, Shanghai (200436).

Shanghai LiKang Pharmaceutical Technology Co., Ltd.
Rm.704, 11 Guotai Road, Yangpu District, Shanghai (200433)

Likang Biological:

Shanghai Likang Biological High-Tech Company, Ltd.
1104 Jiatang Road, Jiading District, Shanghai (201807)

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

11.5 Governing Law. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

11.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party except as required to stay in compliance with the Linkwell Corporation reporting obligations under the Securities Exchange Act of 1934.

11.7 Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Biological Shares and the Linkwell Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Linkwell Corporation

By:  /s/ Xuelian Bian

Name: Xuelian Bian
Its: Chairman

Linkwell Tech Group, Inc.

By:  /s/ Wei Guan

Name: Wei Guan
Its: Director

Shanghai Likang Biological High-Tech Company, Ltd.

By:  /s/  Xuelian Bian

Name: Xuelian Bian
Its: President

Shanghai Likang Disinfectant Hi-Tech Co.,Ltd

By:  /s/  Wensheng Sun

Name: Wensheng Sun
Its: President

Shareholders

By:  /s/ Xuelian Bian

Name: Xuelian Bian

Shanghai Likang Pharmaceutical Technology Co., Ltd.

By:  /s/  Bing Chen

Name: Bing Chen
Its: President